Exhibit 99.1

Contacts:	Brian W. Poff	Scott Brittain
	Executive Vice President,	Corporate Communications, Inc.
	Chief Financial Officer	(615) 324-7308
	Addus HomeCare Corporation	scott.brittain@cci-ir.com
(469) 535-8200
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES PURCHASE OF

ARCADIA HOME CARE & STAFFING BUSINESS

Business Produced 2017 Revenue of $47.4 Million

and Includes 26 Home Care Offices in 10 states

Frisco, Texas (April 2, 2018) — Addus HomeCare Corporation (NASDAQ: ADUS), a provider of comprehensive home care services, today announced the purchase of the assets of Arcadia Home Care & Staffing, a Southfield, Michigan-based provider of home care services. Arcadia, which produced revenues for 2017 of $47.4 million, provides its home care services to approximately 2,300 consumers through 26 offices in 10 states. Addus closed the transaction on April 1, 2018, for a purchase price of $18.5 million, with funding from the delayed draw term loan portion of its credit facility.

Dirk Allison, President and Chief Executive Officer of Addus, commented, “We are pleased to announce this transaction, which strengthens our presence in eight states in which we currently operate, including a number of our most attractive markets. In addition to these states, which include Arizona, California, Michigan, Ohio, Pennsylvania, Tennessee, Virginia and Washington, the transaction will take us into two new states: Florida and Wisconsin. With a trailing EBITDA purchase multiple of 5.5x to 6.5x, we expect this transaction will be accretive to our 2018 financial results.”

“This purchase continues our strategy of acquiring providers that strengthen our presence in our current markets. Along with our pending Ambercare transaction, which we expect to close in our second quarter, this transaction reflects our growing acquisition pipeline, which we expect will continue to help us expand our market share and diversify our client base in targeted markets. With a strong financial position and substantial cash flow from operations, we believe we are well-positioned both to fund our organic growth and produce additional accretive acquisitions during 2018.”

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ADDUS Announces Purchase of Arcadia Home Care & Staffing Business

April 2, 2018

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “continue,” “expect,” “believe” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, anticipated transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2018, which is available at www.sec.gov. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized.

About Addus

Addus is a provider of comprehensive home care services that include, primarily, personal care services that assist with activities of daily living and will provide hospice and home health services upon completion of the pending acquisition of Ambercare. Addus’ consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus’ payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers and private individuals. Addus provides home care services to over 36,000 consumers through 142 offices across 26 states. For more information, please visit www.addus.com.

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